Exhibit 99.1

Five9 Reports Record Revenue of $283 Million for the Second Quarter
Q2 Enterprise AI Revenue Growth Accelerated to 42%
Q2 Record Operating Cash Flow of $35 Million
Announces Appointment of Bryan Lee as Chief Financial Officer
SAN RAMON, Calif. - July 31, 2025 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the second quarter ended June 30, 2025.
Second Quarter 2025 Financial Results
•Revenue for the second quarter of 2025 increased 12% to a record $283.3 million, compared to $252.1 million for the second quarter of 2024.
•GAAP gross margin was 54.9% for the second quarter of 2025, compared to 53.0% for the second quarter of 2024.
•Adjusted gross margin was 63.0% for the second quarter of 2025, compared to 60.5% for the second quarter of 2024.
•GAAP net income for the second quarter of 2025 was $1.2 million, or $0.01 per diluted share, and 0.4% of revenue, compared to GAAP net loss of $(12.8) million, or $(0.17) per basic share, and (5.1)% of revenue, for the second quarter of 2024.
•Non-GAAP net income for the second quarter of 2025 was $58.3 million, or $0.76 per diluted share, and 20.6% of revenue, compared to non-GAAP net income of $38.9 million, or $0.52 per diluted share, and 15.4% of revenue, for the second quarter of 2024.
•Adjusted EBITDA for the second quarter of 2025 was $67.9 million, or 24.0% of revenue, compared to $41.8 million, or 16.6% of revenue, for the second quarter of 2024.
•GAAP operating cash flow for the second quarter of 2025 was $35.1 million, compared to GAAP operating cash flow of $19.9 million for the second quarter of 2024.

“We are pleased to report strong second quarter results which exceeded our expectations across all key metrics. Subscription revenue accelerated to 16% year-over-year growth, primarily driven by Enterprise AI revenue accelerating to 42% year-over-year growth and now representing 10% of Enterprise subscription revenue. Adjusted EBITDA margin increased to 24%, reaching an all-time record and helping drive a Q2 record for both operating and free cash flow. As we drive balanced, profitable growth, we are also seeing strong momentum in our sales execution with Enterprise AI bookings more than tripling year-over-year in the second quarter. Our customers are realizing meaningful benefits through our Genius AI suite of products as we continue to drive innovation with the recent launch of Agentic AI Agents and AI Trust & Governance. We remain at the forefront of developing leading agentic CX solutions to help reshape the customer journey and experience, and I’m extremely excited about the future of Five9.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2025, Five9 expects to report:
•Revenue in the range of $1.1435 to $1.1495 billion.
•GAAP net income per share in the range of $0.23 to $0.30, assuming diluted shares outstanding of approximately 88.5 million.
•Non-GAAP net income per share in the range of $2.86 to $2.90, assuming diluted shares outstanding of approximately 77.7 million.
•For the third quarter of 2025, Five9 expects to report:
•Revenue in the range of $283.0 to $286.0 million.
•GAAP net income per share in the range of $0.06 to $0.12, assuming diluted shares outstanding of approximately 87.5 million.
•Non-GAAP net income per share in the range of $0.72 to $0.74, assuming diluted shares outstanding of approximately 78.1 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Chief Financial Officer Appointment
Five9 also announced today that Bryan Lee, Five9’s interim Chief Financial Officer and Treasurer, has been appointed to the role of Chief Financial Officer, effective today, July 31st.

“Bryan has been an instrumental member of the finance team since joining Five9 nearly eleven years ago,” said Mike Burkland, Chairman and CEO of Five9. “Since stepping into the interim CFO role earlier this year, he has helped us execute on our operational and financial goals, including the implementation of strategic initiatives to drive increased profitability and top line growth. We look forward to seeing the continued impact he will make here at Five9.”

“I am thrilled to take on this role and would like to thank Mike and our Board of Directors for this opportunity,” said Lee. “Five9 is uniquely positioned to capitalize on a massive market opportunity ahead, and I am excited to continue working with the team to drive the company's next chapter of success.”

Prior to becoming Five9’s interim CFO in April 2025, Lee served as Five9’s Executive Vice President of Finance and Treasurer and has held numerous financial leadership roles since joining the company in 2014. Previously, Lee held several positions in the investment banking group at J.P. Morgan. Lee holds a B.A. in Architecture from U.C. Berkeley and an MBA from U.C. Berkeley's Haas School of Business.

As CFO, Lee will lead Five9’s global financial operations, including financial planning and analysis, accounting, procurement, treasury, and investor relations.

Conference Call Details
Five9 will discuss its second quarter 2025 results today, July 31, 2025, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, and costs related to a reduction in force plan. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, office closure lease termination costs, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition related transaction costs and one-time integration costs, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, and office closure lease termination costs. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, gain on early extinguishment of debt, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, and office closure lease termination costs. For the periods presented, these adjustments from GAAP net income (loss) to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9's focus on balanced growth for both top and bottom lines, Five9 sales execution momentum, including in Enterprise AI, Five9’s AI platform and its customer benefits, market position and expected impact on the Company's growth, Five9's market opportunity and growth prospects, including as a result of AI, Five9's product development initiatives, and the third quarter and full year 2025 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff increases and potential future increases and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflicts in the Middle East, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (vii) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (viii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (ix) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (x) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxviii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$205,479	$362,546
Marketable investments	430,397	643,410
Accounts receivable, net	127,835	115,172
Prepaid expenses and other current assets	47,986	50,840
Deferred contract acquisition costs, net	82,497	76,600
Total current assets	894,194	1,248,568
Property and equipment, net	154,499	144,888
Operating lease right-of-use assets	37,433	38,880
Finance lease right-of-use assets	18,803	19,269
Intangible assets, net	58,068	65,632
Goodwill	366,698	365,436
Other assets	11,252	13,384
Deferred contract acquisition costs, net — less current portion	163,913	155,157
Total assets	$1,704,860	$2,051,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,063	$26,282
Accrued and other current liabilities	81,870	83,720
Operating lease liabilities	11,473	11,258
Finance lease liabilities	9,174	7,768
Deferred revenue	68,009	79,173
Convertible senior notes	—	433,490
Total current liabilities	201,589	641,691
Convertible senior notes — less current portion	733,620	731,855
Operating lease liabilities — less current portion	35,225	37,071
Finance lease liabilities — less current portion	10,012	11,688
Other long-term liabilities	7,037	6,717
Total liabilities	987,483	1,429,022
Stockholders’ equity:
Common stock	77	76
Additional paid-in capital	1,133,107	1,039,125
Accumulated other comprehensive income	108	636
Accumulated deficit	(415,915)	(417,645)
Total stockholders’ equity	717,377	622,192
Total liabilities and stockholders’ equity	$1,704,860	$2,051,214

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$283,269	$252,086	$562,974	$499,096
Cost of revenue	127,865	118,414	253,838	232,944
Gross profit	155,404	133,672	309,136	266,152
Operating expenses:
Research and development	39,912	40,717	81,012	82,235
Sales and marketing	80,668	78,332	163,523	159,441
General and administrative	36,385	33,988	71,590	64,536
Total operating expenses	156,965	153,037	316,125	306,212
Loss from operations	(1,561)	(19,365)	(6,989)	(40,060)
Other income (expense), net:
Interest expense	(3,820)	(3,906)	(7,935)	(6,473)
Gain on early extinguishment of debt	—	—	—	6,615
Interest income and other	7,917	13,800	18,220	24,359
Total other income (expense), net	4,097	9,894	10,285	24,501
Income (loss) before income taxes	2,536	(9,471)	3,296	(15,559)
Provision for income taxes	1,382	3,345	1,566	4,334
Net income (loss)	$1,154	$(12,816)	$1,730	$(19,893)
Net income (loss) per share:
Basic	$0.02	$(0.17)	$0.02	$(0.27)
Diluted	$0.01	$(0.17)	$0.02	$(0.27)
Shares used in computing net income (loss) per share:
Basic	76,654	74,203	76,303	73,845
Diluted	88,523	74,203	88,964	73,845

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income (loss)	$1,730	$(19,893)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,139	25,121
Reduction in the carrying amount of right-of-use assets	10,080	6,312
Amortization of deferred contract acquisition costs	41,528	33,825
Accretion of discount on marketable investments	(5,325)	(11,217)
Provision for credit losses	945	677
Stock-based compensation	81,104	88,316
Amortization of discount and issuance costs on convertible senior notes	2,680	2,509
Gain on early extinguishment of debt	—	(6,615)
Impairment charge of long-lived assets	835	—
Interest on finance lease obligations	548	126
Deferred taxes	33	356
Other	(201)	(190)
Changes in operating assets and liabilities:
Accounts receivable	(13,608)	(7,635)
Prepaid expenses and other current assets	2,854	(7,137)
Deferred contract acquisition costs	(56,181)	(53,032)
Other assets	2,552	(1,868)
Accounts payable	3,853	3,931
Accrued and other current liabilities	(8,096)	3,934
Deferred revenue	(11,522)	(3,484)
Other liabilities	497	(1,805)
Net cash provided by operating activities	83,445	52,231
Cash flows from investing activities:
Purchases of marketable investments	(315,146)	(816,492)
Proceeds from sales of marketable investments	90,502	12,517
Proceeds from maturities of marketable investments	442,655	470,755
Purchases of property and equipment	(8,218)	(18,722)
Capitalization of software development costs	(18,730)	(8,260)
Cash settlement for acquisition of businesses	—	99
Net cash used in (provided by) investing activities	191,063	(360,103)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	—	731,055
Payment of debt issuance costs	—	(2,212)
Payments for capped call transactions associated with the 2029 convertible senior notes	—	(93,438)
Repurchase of a portion of 2025 convertible senior notes, net of costs	—	(304,485)
Repayment of outstanding 2023 convertible senior notes at maturity	(434,405)	—
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	—	539
Proceeds from exercise of common stock options	30	397
Proceeds from sale of common stock under ESPP	7,921	9,522
Payment of finance lease liabilities	(4,671)	(966)
Net cash (used in) provided by financing activities	(431,125)	340,412
Net (decrease) increase in cash, cash equivalents and restricted cash	(156,617)	32,540
Cash, cash equivalents and restricted cash:
Beginning of period	364,185	144,842
End of period	$207,568	$177,382

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP gross profit	$155,404	$133,672	$309,136	$266,152
GAAP gross margin	54.9%	53.0%	54.9%	53.3%
Non-GAAP adjustments:
Depreciation	8,697	7,773	16,480	14,738
Intangibles amortization	3,464	2,648	7,564	5,296
Stock-based compensation	7,296	7,789	14,480	15,392
Acquisition and related transaction costs and one-time integration costs	—	72	—	125
Lease amortization for finance leases	2,119	455	3,935	912
Costs related to a reduction in force plan	1,565	—	1,565	—
Adjusted gross profit	$178,545	$152,409	$353,160	$302,615
Adjusted gross margin	63.0%	60.5%	62.7%	60.6%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP net income (loss)	$1,154	$(12,816)	$1,730	$(19,893)
Non-GAAP adjustments:
Depreciation and amortization	14,649	12,938	29,139	25,121
Stock-based compensation	41,859	43,632	81,104	88,316
Interest expense	3,820	3,906	7,935	6,473
Gain on early extinguishment of debt	—	—	—	(6,615)
Interest income and other	(7,917)	(13,800)	(18,220)	(24,359)
Exit costs related to closure and relocation of Russian operations	—	32	—	57
Acquisition and related transaction costs and one-time integration costs	1,489	4,089	2,470	5,020
Lease amortization for finance leases	2,311	455	4,319	912
Costs related to a reduction in force plan	7,766	—	7,766	—
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	974	—	974	—
Legal fees related to the securities class action	368	—	509	—
Office closure lease termination costs	95	—	95	—
Provision for income taxes(1)	1,382	3,345	1,566	4,334
Adjusted EBITDA	$67,950	$41,781	$120,652	$79,366
Adjusted EBITDA as % of revenue	24.0%	16.6%	21.4%	15.9%
(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Loss from operations	$(1,561)	$(19,365)	$(6,989)	$(40,060)
Non-GAAP adjustments:
Stock-based compensation	41,859	43,632	81,104	88,316
Intangibles amortization	3,464	2,648	7,564	5,296
Exit costs related to closure and relocation of Russian operations	—	32	—	57
Acquisition and related transaction costs and one-time integration costs	1,489	4,089	2,470	5,020
Costs related to a reduction in force plan	7,766	—	7,766	—
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	974	—	974	—
Legal fees related to the securities class action	368	—	509	—
Office closure lease termination costs	95	—	95	—
Non-GAAP operating income	$54,454	$31,036	$94,758	$58,629

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP net income (loss)	$1,154	$(12,816)	$1,730	$(19,893)
Non-GAAP adjustments:
Stock-based compensation	41,859	43,632	81,104	88,316
Intangibles amortization	3,464	2,648	7,564	5,296
Amortization of discount and issuance costs on convertible senior notes	1,273	1,435	2,680	2,509
Gain on early extinguishment of debt	—	—	—	(6,615)
Exit costs related to closure and relocation of Russian operations	(169)	(114)	(545)	(20)
Acquisition and related transaction costs and one-time integration costs	1,489	4,089	2,470	5,020
Costs related to a reduction in force plan	7,766	—	7,766	—
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	974	—	974	—
Legal fees related to the securities class action	368	—	509	—
Office closure lease termination costs	95	—	95	—
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$58,273	$38,874	$105,612	$74,613
GAAP net income (loss) per share:
Basic	$0.02	$(0.17)	$0.02	$(0.27)
Diluted	$0.01	$(0.17)	$0.02	$(0.27)
Non-GAAP net income per share:
Basic	$0.76	$0.52	$1.38	$1.01
Diluted	$0.76	$0.52	$1.37	$1.00
Shares used in computing GAAP net income (loss) per share:
Basic	76,654	74,203	76,303	73,845
Diluted	88,523	74,203	88,964	73,845
Shares used in computing non-GAAP net income per share:
Basic	76,654	74,203	76,303	73,845
Diluted	76,919	74,647	76,836	74,415

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2025			June 30, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,296	$8,697	$3,464	$7,789	$7,773	$2,648
Research and development	8,829	799	—	9,827	741	—
Sales and marketing	13,355	27	—	13,824	26	—
General and administrative	12,379	1,662	—	12,192	1,750	—
Total	$41,859	$11,185	$3,464	$43,632	$10,290	$2,648

	Six Months Ended
	June 30, 2025			June 30, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$14,480	$16,480	$7,564	$15,392	$14,738	$5,296
Research and development	17,519	1,479	—	20,757	1,631	—
Sales and marketing	24,929	63	—	27,844	53	—
General and administrative	24,176	3,553	—	24,323	3,403	—
Total	$81,104	$21,575	$7,564	$88,316	$19,825	$5,296

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	September 30, 2025		December 31, 2025
	Low	High	Low	High

GAAP net income	$5,515	$10,077	$20,238	$26,346
Non-GAAP adjustments:
Stock-based compensation(2)	41,509	39,509	162,022	160,022
Intangibles amortization	2,643	2,643	12,849	12,849
Amortization of discount and issuance costs on convertible senior notes	932	932	4,002	4,002
Exit costs related to closure and relocation of Russian operations	—	—	(545)	(545)
Acquisition and related transaction costs and one-time integration costs(3)	3,736	2,736	8,972	7,972
Costs related to a reduction in force plan	—	—	7,766	7,766
One-time expenses related to strategic consulting services for operational review	—	—	1,265	1,265
Other cost-reduction and productivity initiatives	1,898	1,898	4,771	4,771
Legal fees related to the securities class action	—	—	509	509
Office closure lease termination costs	—	—	95	95
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$56,233	$57,795	$221,944	$225,052
GAAP net income per share:
Diluted	$0.06	$0.12	$0.23	$0.30
Non-GAAP net income per share:
Diluted	$0.72	$0.74	$2.86	$2.90
Shares used in computing GAAP net income per share:
Diluted	87,500	87,500	88,500	88,500
Shares used in computing non-GAAP net income per share:
Diluted	78,100	78,100	77,700	77,700

(1)Represents guidance discussed on July 31, 2025. Reader shall not construe presentation of this information after July 31, 2025 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Relations Contacts:

Five9, Inc.
Bryan Lee
Chief Financial Officer
925-201-2000
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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